Exhibit 99.1

INmune Bio, Inc. Announces First Alzheimer’s Disease Patient Dosed in XPro1595 Study

Neuroinflammation targeted in XPro1595 Phase Ib clinical trial

LA JOLLA, Calif., Dec. 02, 2019 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB), an immunology company developing treatments that harness the patient’s innate immune system to fight disease, announced today the dosing of the first patient in the Phase Ib clinical trial for patients with Alzheimer's disease. The trial is examining the safety and efficacy of INmune Bio’s XPro1595, a next-generation anti-inflammatory drug that selectively neutralizes the “bad” inflammation, soluble tumor necrosis factor (sTNF), which is strongly implicated in Alzheimer's disease.

 “This is a significant milestone for INmune Bio and for a field desperate for novel approaches to treat approximately 50 million people suffering from Alzheimer’s worldwide,” said C.J. Barnum, Ph.D., Director of Neuroscience at INmune Bio. “XPro1595 targets the dysfunctional immune system that gives rise to chronic neuroinflammation in Alzheimer’s patients.  The goal of this Phase Ib study is to demonstrate that XPro1595 is safe and can reduce neuroinflammation.”

The announcement comes just a day before INmune Bio’s live webinar taking place on Tuesday, Dec. 3, 2019, from 1:00 p.m. to 2:00 p.m. (EST) and titled, “Bench to Bedside: A Pre-CTAD Webinar Highlighting An Alternative Approach For Alzheimer’s Disease.” As host and moderator, INmune Bio’s Chief Executive Officer, R.J. Tesi, M.D., will be joined by Lawrence T. Friedhoff, M.D., Ph.D., Malú G. Tansey, Ph.D., and Sharon Cohen, M.D., FRCPC. During the webinar, the panelists will discuss alternative approaches and therapeutics and methodological issues important to the development of the next generation of Alzheimer’s disease treatments. Attendees can register for the webinar by visiting https://russopartners.webex.com/russopartners/onstage/g.php?MTID=ea7cacd067c33e65bad04c76504eb28d2

“This approach to fighting one of the most devastating diseases of our time, which differs from current therapies targeting amyloid plaques, could be a key to cracking the code of Alzheimer’s disease,” said Dr. Tesi. “Although the first study is designed to demonstrate safety, we are collecting data that will inform on the potential for XPro1595 as an effective therapy for Alzheimer’s patients."

 “Neuroinflammation is one of the most exciting targets to slow or stop the progression of the cognitive and psychiatric symptoms of Alzheimer’s patients and improve their overall quality of life,” said Malú Tansey, Ph.D., Norman Fixel Professor of Neuroscience and Director of the Center for Translational Research in Neurodegenerative Disease at the University of Florida College of Medicine. “However, it’s not enough to block inflammation, anti-inflammatory strategies must take into account the support immune cells provide neurons. By exclusively targeting sTNF, we should avoid the side effects, such as infection and cancer, commonly associated with currently approved TNF inhibitors.”

The multi-center, open-label study is currently enrolling up to 18 patients with Alzheimer’s disease who express biomarkers of inflammation. The trial is designed to treat patients for twelve weeks to demonstrate safety and reduction in inflammation as proof of biology.  The results will help identify the dose of XPro1595 to be used in a larger Phase II disease modification study.

For videotaped comments from Dr. Tesi and Dr. Tansey on XPro1595, neuroinflammation and Alzheimer’s disease research please follow the link below:

https://www.youtube.com/watch?v=eVxm5SWM66o

About XPro1595

XPro1595 is a next-generation inhibitor of tumor necrosis factor (TNF) that acts differently than currently existing TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro1595 could have substantial beneficial effects in patients with Alzheimer’s disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About XPro1595 Clinical Trial

XPro1595 is currently being evaluated in Phase Ib clinical trial in Alzheimer’s disease patients who have biomarkers of neuroinflammation to determine if neutralizing soluble TNF can decrease those biomarkers of neuroinflammation.

Adults (>18 years old) diagnosed with probable Alzheimer’s disease defined by the National Institute of Neurological and Communicative Disorders and Stroke-Alzheimer's Disease and Related Disorders Association criteria, confirmed with inflammatory biomarkers are being enrolled in this multicentre, Phase Ib open-label study. The study will follow patients during a twelve-week period to determine the safety and the ability of XPro1595 to reduce neuroinflammation using a combination of biomarkers of inflammation. The study will examine inflammatory and disease-related biomarkers before treatment, at the halfway point, and at the end. Cognitive and neuropsychiatric symptoms will be also be measured during the trial. The study will identify the dose of XPro1595 to be used in a larger Phase II disease modification study.

Clinical sites are located in Australia and include KaRa MINDS in New South Wales, Central Adelaide Local Health Network in South Australia, Austin Health and Alfred Health in Victoria, and The Australian Alzheimer's Research Foundation in Western Australia.

For additional clinical trial details, please refer to https://clinicaltrials.gov/ct2/show/NCT03943264?term=Xpro1595&rank=1

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms.  The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for cancer (INB03), Alzheimer’s (XPro595), and NASH (NeuLiv™). The Innate Immune Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer.  INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

About Malú G. Tansey, Ph.D.

Dr. Tansey is the Norman Fixel Professor of Neuroscience and Director of the Center for Translational Research in Neurodegenerative Disease at the University of Florida College of Medicine. Dr. Tansey currently serves as a paid consultant for INmune Bio in support of the company’s Alzheimer’s disease program. Dr. Tansey is an expert in the field of neuroinflammatory and immune system responses in modulating the gene-environment interactions that determine risk for development and progression of neurodegenerative and neuropsychiatric disease.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03, NeuLiv™, INKmune™ and XPro1595 are still in clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO
(858) 964-3720
DMoss@INmuneBio.com

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Media Contact:
David Schull
(212) 845-4271
David.Schull@russopartnersllc.com